Exhibit 23.4

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

December 11, 2008

Venoco, Inc.
370 17th Street
Suite 3900
Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of information from the Annual Report on Form 10-K of Venoco Inc. for the year ending December 31, 2007 in the Registration Statement of Venoco, Inc. on Form S-8.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON